UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2007

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	0-14874	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Hillside Avenue
New Hyde Park, NY 11040-2512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 437-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective as of April 24, 2007, Thomas F. Goldrick, Jr. resigned as Chief Executive Officer of State Bancorp, Inc. (the “Company”) and its subsidiary, State Bank of Long Island (the “Bank”). Mr. Goldrick will remain as the Chairman of the Boards of Directors of the Company and the Bank.

Also, effective as of April 24, 2007, Thomas M. O’Brien, age 56, who was appointed as the President and Chief Operating Officer of the Company and the Bank on November 6, 2006, was appointed by the Board of Directors to serve as the Chief Executive Officer of the Company and the Bank. All executive officers of the Company and the Bank serve one year terms.

Prior to joining the Company, Mr. O’Brien served as President and Chief Executive Officer of Atlantic Bank of New York from 2000 to April 2006. Following Atlantic Bank of New York’s acquisition by New York Community Bancorp in April 2006, Mr. O’Brien served as President of New York Commercial Bank, a subsidiary of New York Community Bancorp until July 2006. Mr. O’Brien began his banking career in 1977 at North Side Savings Bank. He was appointed CEO in 1984 at age 33. In 1986, he led North Side’s initial public offering, among the first savings banks to go public in New York State. Mr. O’Brien joined North Fork Bancorporation as Vice Chairman and a member of the Board of Directors in 1996 in conjunction with North Fork’s acquisition of North Side. There will be no changes to the Mr. O’Brien’s compensation, which was previously disclosed in a Form 8-K filed by the Company on November 7, 2006 and is incorporated herein by reference.

A press release issued by the Company on April 24, 2007 regarding the foregoing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1 Press Release, dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2007	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Secretary/Treasurer